Exhibit 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

Investor and media contact:

937.221.1000  ·  937.221.1486 (fax)

Robert J. Cestelli  ·  937.221.1304

www.standardregister.com

robert.cestelli@standardregister.com

NEWS RELEASE

For Release on April 23, 2009 at 11 a.m. EDT

Standard Register Reports First Quarter 2009 Financial Results

Overview:  In this very challenging economic time, the Company is demonstrating its ability to reduce expenses as is evident by holding gross margin percentage steady with a 15.7 percent revenue decline and reducing SG&A by $7.3 million excluding pension amortization.  The Company has added to its customer base in the quarter and has not experienced any significant customer losses.

DAYTON, Ohio (April 23, 2009) – Standard Register (NYSE: SR) today reported its financial results for the first quarter ended March 29, 2009.

Results of Operations

Revenue for the first quarter was $174.6 million, down 15.7 percent compared with $207.2 million recorded for the comparable quarter of 2008.  Gross margin as a percent of revenue was 31.1 percent compared with 31.3 percent in the prior year.  “Despite the revenue shortfall, our gross margin as a percent of revenue remained even with last year due to the successful execution of cost reduction initiatives implemented in 2007 and 2008,” said Joe Morgan, president and chief executive officer.  “We have added to our customer base in the quarter and have not experienced any significant customer losses.  Our top line has mainly been impacted by the reduction in corporate spending by many of our customers combined with a continued technology trend that impacts many legacy products.”

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Net income from continuing operations was a loss of $11.0 million or $0.38 per share compared with income of $2.5 million or $0.09 per share last year.  The loss was primarily due to considerable pension settlement charges representing $19.7 million on a pre-tax basis or $0.41 per share.  SG&A expenses were $51.8 million compared with $59.5 million in the comparable quarter of 2008.  These expenses included non-cash pension loss amortization of $4.7 million vs. $5.2 million in the prior year and are a result of prior years’ pension losses as well as declining interest rates. Non-cash pension settlement charges were significant and were related to lump sum payments made to retirees. No pension settlement charges were recorded in the prior year.  SG&A expenses, excluding pension loss amortization, decreased in the quarter by $7.3 million.  This represented the seventh consecutive quarter of year over year lower SG&A expenses excluding pension amortization.  In late 2008, the Company announced plans to reduce annualized costs by $33 million. This was in addition to successfully achieving $40 million from cost-savings measures introduced in mid 2007.  “One of our key areas of focus is the relentless pursuit of cost reduction,” added Morgan.  “This will continue to receive our full attention throughout 2009.”

Cash flow on a net debt basis was negative due primarily to unusually large payments in the Company’s non-qualified plans and the $0.23 per share dividend paid to shareholders in the quarter.

The Company completed its organizational transformation initiatives by aligning sales, marketing, client satisfaction and in some cases, manufacturing by the major vertical markets of healthcare, industrial products and commercial, a business unit comprised of specific market sectors including financial, government and retail.  This targeted approach resulted in the signing of 43 multi-year contracts during the quarter.  These contracts represent over $11.0 million in new business on an annualized basis and support the Company’s strategy that focusing on a concentrated number of vertical markets will lead to growth in revenue and earnings over the long term.

Dividend

Standard Register’s board of directors today declared a quarterly dividend of $0.05 per share to be paid on June 5, 2009, to shareholders of record as of May 22, 2009.  The board will consider future dividend payments on a quarter-by-quarter basis in accordance with its normal practice.

Conference Call

Standard Register’s president and chief executive officer Joe Morgan and chief financial officer Bob Ginnan will host a conference call at 10 a.m. EDT on April 24, 2009, to review the first quarter results.  The call can be accessed via an audio web cast which is accessible at:  http://www.standardregister.com/investorcenter.

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Presentation of Information in This Press Release

This press release may contain information that is non-GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles.  The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.  In particular, we will segregate and highlight cash flows related to restructuring and contributions to our qualified pension plan, both of which are carefully monitored by management and have a significant and variable impact on cash flow.  In addition, because our outstanding debt is borrowed under a revolving credit agreement which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivable balances and letters of credit), we measure cash flow performance prior to debt borrowing or repayment.  In effect, we evaluate cash flow as the change in net debt (total debt less cash and cash equivalents).

About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate. Employing nearly a century of industry expertise, Lean Six Sigma methodologies and other leading technologies, the company helps organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape. It offers document and label solutions, technology solutions, consulting and print supply chain services to help clients manage documents throughout their enterprises. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2009 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

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Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel. Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2008.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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THE STANDARD REGISTER COMPANY

STATEMENT OF OPERATIONS	Y-T-D
(In Thousands, except Per Share Amounts)	13 Weeks Ended	13 Weeks Ended
	29-Mar-09	30-Mar-08
TOTAL REVENUE	$174,620	$207,185
COST OF SALES	120,385	142,400
GROSS MARGIN	54,235	64,785
COSTS AND EXPENSES
Selling, General and Administrative	51,787	59,561
Pension settlement losses	19,747	-
Asset Impairment	-	164
Restructuring	601	9
TOTAL COSTS AND EXPENSES	72,135	59,734
(LOSS) INCOME FROM CONTINUING OPERATIONS	(17,900)	5,051
OTHER INCOME (EXPENSE)
Interest Expense	(303)	(761)
Other income	48	82
Total Other Expense	(255)	(679)

(LOSS) INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(18,155)	4,372

Income Tax (Benefit) Expense	(7,179)	1,878
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(10,976)	2,494
DISCONTINUED OPERATIONS
Gain on sale of discontinued operations, net of taxes	-	2

NET(LOSS) INCOME	(10,976)	2,496

Average Number of Shares Outstanding - Basic	28,792	28,744
Average Number of Shares Outstanding - Diluted	28,792	28,744
BASIC AND DILUTED (LOSS) INCOME PER SHARE	($0.38)	$0.09
Dividends Paid Per Share	$0.23	$0.23

BALANCE SHEET
(In Thousands)	29-Mar-09	28-Dec-08
ASSETS
Cash & Short Term Investments	$367	$282
Accounts Receivable	101,757	112,810
Inventories	38,982	38,718
Other Current Assets	22,066	22,060
Total Current Assets	163,172	173,870
Plant and Equipment	99,405	102,071
Goodwill and Intangible Assets	7,725	7,752
Deferred Taxes	105,146	114,121
Other Assets	15,625	15,563
Total Assets	$391,073	$413,377
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Portion Long-Term Debt	$159	$159
Current Liabilities	71,713	87,296
Deferred Compensation	7,056	8,362
Long-Term Debt	41,359	33,840
Retiree Healthcare	7,932	8,063
Pension Liability	208,740	235,457
Other Long-Term Liabilities	5,286	5,231
Shareholders' Equity	48,828	34,969
Total Liabilities and Shareholders' Equity	$391,073	$413,377